UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.

(Name of Registrant as Specified in Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Item 1: On June 24, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Neugebauer Highly Confident Tenant Will Be Announced Soon

We have so many choices – let’s choose the best one

Assuming it’s the same group Neugebauer told market they were contracting on the earnings call before Toby was terminated, the family likes that tenant group a lot.

Proxy is not about can Fermi get a tenant;

Proxy is about restoring normal governance,

And evaluating all potential strategic full value transactions,

To ensure the best risk-adjusted outcome for all shareholders, employees, and the people of the Texas Panhandle

DALLAS, June 25, 2026 /PRNewswire/ -- Toby Neugebauer, co-founder and largest individual shareholder of Fermi Inc. (NASDAQ: FRMI), today issued the following letter about his solicitation for shareholders to call a Special Meeting of Shareholders to allow shareholders to have their first voice on the future of Fermi.

Dear Fellow Fermi Shareholder:

I have a high degree of confidence a tenant deal will be announced soon. I can say that because our deal team was in the contracting phase before our departure. As I said on my last earnings call, we were focused on financing and partnering on the expanded scope of what our customers wanted:

“When we got the air permit is when the C-suites of our customers got very, very serious about buying. . . . We’re in the contracting phase of this process.”1

Adding to my confidence good news is on the horizon, TDK recently announced what appears to be a closing of our Fermi 2.0 Engineering and Project Management Agreement and Fermi recently advised shareholders:

“Although no assurances can be made, the Company is increasingly confident it will announce one or more transactions with a tenant and/or joint venture partner.”2

Assuming the Company’s announcement is the group we teed up, the Neugebauer family likes that tenant a lot. We had killed Fermi 1.0 and rebuilt as Fermi 2.0 last December so we could deliver on the terms serious customers demand. Former Fermi CFO, Miles Everson, hired Broadhaven, who was effusive in its praise of our efforts to find partners and capital for the expanded tenant ask, and the stock moved 36% the week we were in the market. I know the project financing market was ready as well—we built that trust with them most notably from our firm stance on tenant one.

We put Fermi on the green. I know Marius can sink the putt with the counterparties he has close relationships with.

I can only assume the stock will pop once the Company announces the good news. We will all celebrate. And three minutes after traders sell and the board has its stolen valor moment “saving” the company from me— then what? A tenant deal is the beginning of an execution challenge, not the end of the story. The Company will be left with a lot of execution risk, which may be great. But that can only be judged in comparison to all alternatives. To say you have evaluated alternatives is just not true. Three major banks, including two of Elon’s favorites, have reached out to my investment banker, representing in excess of seven parties.

To long-term shareholders, my former colleagues holding RSUs, and Class B shareholders: you are shouldering the execution risk. Unlike Steven, Charlie, Jacobo, the Perrys and even me – who can sell at any time — many of you are locked up for three years. I had you in mind when I proposed a strategic value maximizing change of control process. It’s time for you all to be honest with yourselves and the Board about what Fermi 2.0 was about. How much has changed. Your family wealth should not be influenced by the Texas-sized egos at work – who are more interested in being “right” than being rich and who want to take credit for “saving” the company.

The proxy was never about a tenant. It was about restoring normal governance to Fermi, ensuring all strategic alternatives are honestly evaluated, and giving every shareholder the best risk-adjusted outcome. A tenant deal and broken governance can both be true at the same time. Demanding a 70% supermajority to silence shareholders and give the Perrys control over a company they did not create, changing the rules mid-contest, operating through undisclosed committees—the majority Board has earned a reputation for unprecedented bad governance. If elected, my highly-qualified 100% independent board nominees (none of whom had a relationship with me prior to this process but were identified by a third-party based on each nominee’s stellar finance, energy, tech and publicly traded company board experience) would restore good governance so that all shareholders are heard and value is maximized. As I said in last week’s Open Letter, I’m committed to ‘protecting my baby,” so I will respect a healthy board’s decision, even if that confirms the best path for maximum shareholder value is the current track, because it will have taken into consideration the board’s logical fiduciary responsibility to run a full-value risk-adjusted strategic process.

We have so many choices – let’s choose the best one,

Toby Neugebauer

If you hold FRMI shares through multiple brokers, banks, or directly with the transfer agent, Odyssey, you will receive a separate GREEN agent designation card or GREEN voting instruction form for each account you hold.

It is important that you vote every GREEN card or GREEN voting instruction form you receive. Each GREEN card applies only to the shares held in the specific account from which it was sent. Shares held in accounts for which no GREEN card is returned will not be voted and will have no impact on the outcome of the election.

To ensure that all of your shares are represented, please promptly vote every GREEN card and every GREEN ONLINE voting instruction form you receive, whether by mail or email.

Follow the instructions to vote ONLINE in your email or mailbox. For those who can’t vote online, sign, date, and return the GREEN agent designation card. This is not a vote on any proposal or nominee. It simply gives shareholders a voice. Do not return any White revocation cards. Discard them.

What we are asking — and what we are NOT asking:

●	Voting online or returning a GREEN card is not a vote to sell the Company.

●	It calls a Special Meeting where shareholders vote on Board composition.

●	No predetermined outcome. A new Board evaluates all options and chooses the best risk-adjusted result.

●	Failure to vote online or return the GREEN card counts as opposing the call. Every share matters.

Vote CONSENT ONLINE or on Your GREEN Agent Designation Card Today.

Your vote to CONSENT is NOT a vote in favor of any proposals. If the Special Meeting is called, the Fermi Founder Parties will distribute a BLUE proxy card for the meeting’s proposals.

Questions? Contact Saratoga Proxy Consulting: (212) 257-1311 | (888) 368-0379 | info@saratogaproxy.com

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE. SUCH MATERIALS ARE AVAILABLE AT NO CHARGE AT HTTP://WWW.SEC.GOV.

Mr. Neugebauer beneficially owns 146,516,035 shares: (i) Vicksburg Investments Management LLC — 44,656,376 shares; (ii) Melissa A. Neugebauer 2020 Trust — 94,359,659 shares; (iii) 7,500,000 shares underlying RSUs that vested upon his termination without cause. None of the other Participants beneficially own any shares.

1. Q4 Earnings Call, March 30, 2026.

2. Company press release dated June 15, 2026.

Item 2: On June 24, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 3: On June 24, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATIONS CARD, THAT HAVE BEEN OR WILL BE FILED BY THE PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

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